UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2015

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Southwest Gas Corporation (the “Company”) was held on May 7, 2015.  Holders of approximately 41,463,994 shares of common stock were represented in person or by proxy.  The Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified or the director’s earlier resignation, death, or removal, (ii) approved the advisory vote on named executive officer compensation, and (iii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1.  The election of twelve (12) directors

Name	For	Withheld	Broker Non-votes
Robert L. Boughner	37,254,823	481,356	3,727,815
José A. Cárdenas	37,467,130	269,049	3,727,815
Thomas E. Chestnut	37,402,053	334,126	3,727,815
Stephen C. Comer	37,422,905	313,274	3,727,815
LeRoy C. Hanneman, Jr.	37,396,195	339,984	3,727,815
John P. Hester	37,449,058	287,121	3,727,815
Anne L. Mariucci	37,459,986	276,193	3,727,815
Michael J. Melarkey	37,410,814	325,365	3,727,815
Jeffrey W. Shaw	37,392,203	343,976	3,727,815
A. Randall Thoman	37,409,689	326,490	3,727,815
Thomas A. Thomas	33,269,972	4,466,207	3,727,815
Terrence L. Wright	37,390,496	345,683	3,727,815

Proposal 2.  Advisory vote to approve the Company’s executive compensation

For	Against	Abstain	Broker Non-votes
36,756,124	713,879	266,176	3,727,815

Proposal 3.  The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2015

For	Against	Abstain

40,756,914	553,176	153,904

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: May 11, 2015
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer